EXHIBIT 23(b)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 18, 1998 included in Family Bargain Corporation and Subsidiaries Form 10-K for the year ended January 31, 1998 and to all references to our Firm included in this registration statement.



                                                    ARTHUR ANDERSEN LLP

San Diego, California
July 7, 1998

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                                                          EXHIBIT 23(c)





                     INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Family Bargain Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the headings "Summary Financial Information" and "Experts" in the prospectus.


                                                 KMPG Peat Marwick LLP

San Diego, California
July 7, 1998

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                                                           EXHIBIT 11.1

                      FAMILY BARGAIN CORPORATION
          DETAILED COMPUTATIONS OF NET LOSS PER COMMON SHARE
                           BASIC AND DILUTED
             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                        FISCAL YEAR ENDED
                                                      ----------------------------------------------------------------------
                                                      JANUARY 31, 1998           FEBRUARY 1, 1997           JANUARY 27, 1996
                                                      ----------------           ----------------           ----------------
The computation of net (loss) available &
       adjusted shares outstanding follows:

Income (loss) from continuing operations             $        (129)             $     (36,564)             $       1,478

Discontinued operations                              $           -              $        (826)             $        (500)
       Loss on disposal, net of income tax benefit   --------------             --------------             --------------

Net income (loss)                                    $        (129)             $     (37,390)             $         978

Less:  Preferred stock dividends                     $      (6,117)             $      (3,509)             $      (3,040)
                                                     --------------             --------------             --------------

Net (loss) used for basic and                        $      (6,246)             $     (40,899)             $      (2,062)
       diluted computation                           ==============             ==============             ==============

Weighted average number of common shares                 4,901,268                  4,507,340                  4,006,420
       outstanding

Add:
       Assumed exercise of those options that
         are common stock equivalents                            -                          -                          -

       Assumed exercise of convertible
         preferred stock                                         -                          -                          -
                                                     -------------               ------------               ------------

Adjusted shares outstanding, used for
       basis & diluted computation                       4,901,268                  4,507,340                  4,006,420
                                                    ==============             ==============             ==============

Loss from continuing operations                     $        (1.27)            $        (8.89)            $        (0.39)

Net loss applicable to common stock per             $        (1.27)            $        (9.07)            $        (0.51)
                                                    ===============            ===============            ===============

                                                                  EXHIBIT 11.1

                            FAMILY BARGAIN CORPORATION
                DETAILED COMPUTATIONS OF NET LOSS PER COMMON SHARE
                                 BASIC AND DILUTED
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                           13 WEEKS ENDED
                                                              ------------------------------------------
                                                              MAY 2, 1998                    MAY 3, 1997
                                                              -----------                    -----------

The computation of net (loss) available &
       adjusted shares outstanding follows:
Net (loss)                                                $      (2,790)                  $      (1,361)
Less:
       Series A preferred stock dividends                          (864)                           (864)
       Series B preferred stock dividends                          (703)                           (656)
                                                          --------------                  --------------

A) Net (loss) used for basic computation                  $      (4,357)                  $      (2,881)
                                                          --------------                  --------------

   Add (where dilutive):
       Series A preferred stock dividends                             -                               -
       Series B preferred stock dividends                             -                               -
                                                          --------------                  --------------

B) Net (loss) used for diluted computation                $      (4,357)                  $      (2,881)
                                                          ==============                  ==============

C) Weighted average number of common shares
       outstanding, used for basic calculation                4,930,770                       4,817,707

   Add (where dilutive) assumed conversion of:
       Series A preferred stock                                       -                               -
       Series B preferred stock                                       -                               -
       Stock options                                                  -                               -
       Warrants for series A preferred stock                          -                               -
       Warrants for common stock                                      -                               -
                                                          --------------                  --------------

D) Adjusted shares outstanding, used for
       fully diluted computation                              4,930,770                       4,817,707
                                                          ==============                  ==============

   Earnings per share:
       Basic (A divided by C)                            $        (0.88)                 $        (0.60)
       Diluted (B divided by D)                          $        (0.88)                 $        (0.60)

E) Extraordinary item                                    $       (2,750)                 $           -
   Extraordinary item per share (E divided by C)         $        (0.56)                 $           -

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